Viatris Reports Strong First-Quarter 2022 Results
•First-Quarter 2022 Results Reflect Strong Operational Start to the Year
•Total Revenues Were $4.19 billion
•U.S. GAAP Net Earnings Were $399.2 million
•Adjusted EBITDA was $1.59 billion
•U.S. GAAP Net Cash Provided by Operating Activities was $1.14 billion
•Free Cash Flow was $1.07 billion

•Achieves Approximately $120 million in New Product Revenue, on Track for 2022 Target of $600 million
•Confirms Biocon Biologics Transaction on Track for Second Half 2022 Close
•Announces Board of Directors Declares Quarterly Dividend of Twelve Cents ($0.12) per Share
•Pays Down Approximately $840 million of Debt, on Track for 2022 Target of Approximately $2 billion, and Maintains Commitment to Investment Grade Rating

PITTSBURGH– May 9, 2022:Viatris Inc. (NASDAQ: VTRS), today reported strong results for the first quarter of 2022.

Viatris also announced that its Board of Directors declared a quarterly dividend of twelve cents ($0.12) for each issued and outstanding share of the company’s common stock. The dividend is payable on June 16, 2022, to shareholders of record at the close of business on May 24, 2022.
Viatris CEO Michael Goettler said: “We are off to a good start for 2022 with strong first quarter results in line with our expectations across all key financial metrics. We are making good progress on our reshaping initiatives to unlock value, free up capital, and generate substantial cash flows to position the company as a high-value global business for the long term.”
Viatris President Rajiv Malik said: “Our strong results this quarter reflect our focused business execution on all fronts. We delivered on key launches across our segments, positioning the company to be on track to achieve approximately $600 million in new product revenue for the year. Our transaction with Biocon Biologics is progressing, and we are well positioned to close in the second half of 2022.”

Viatris CFO Sanjeev Narula said: “We demonstrated excellent progress this quarter and reported solid operational results, which included generating more than $1 billion in free cash flow, a record for Viatris. We also retired approximately $840 million of short-term debt and increased our quarterly dividend by 9 percent. This puts us firmly on track with our 2022 debt paydown target of approximately $2 billion which supports the investment grade rating we are committed to maintaining. We believe the momentum we see in the business positions us well for the remainder of 2022.”

Financial Summary

	Three Months Ended
	March 31,
(Unaudited; in millions, except per share amounts and %s)	2022	2021	Reported Change	Operational Change(1)
Total Net Sales	$4,178.2	$4,400.1	(5)%	(1)%
Developed Markets	2,476.1	2,571.6	(4)%	—%
Emerging Markets	705.2	754.7	(7)%	—%
JANZ	423.8	481.9	(12)%	(4)%
Greater China	573.1	591.9	(3)%	(5)%

Net Sales by Product Category
Brands	$2,554.1	$2,724.6	(6)%	(2)%
Complex Gx and Biosimilars	390.8	328.9	19%	21%
Generics	1,233.3	1,346.6	(8)%	(5)%

U.S. GAAP Gross Profit	$1,771.2	$1,127.3	57%
U.S. GAAP Gross Margin	42.3%	25.4%
Adjusted Gross Profit (2)	$2,493.4	$2,639.9	(6)%
Adjusted Gross Margin (2)	59.5%	59.6%

U.S. GAAP Net Earnings (Loss)	$399.2	$(1,037.6)	nm
Adjusted Net Earnings (2)	$1,125.3	$1,116.4	1%

EBITDA (2)	$1,409.6	$1,168.1	21%
Adjusted EBITDA (2)	$1,586.3	$1,636.6	(3)%	—%

U.S. GAAP net cash provided by operating activities	$1,138.5	$848.8	34%
Capital expenditures	64.5	49.5	30%
Free cash flow (2)	$1,074.0	$799.3	34%
___________
(1)     Represents operational change for net sales and adjusted EBITDA which excludes the impacts of foreign currency translation. See “Certain Key Terms” in this release for more information.
(2)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.

First Quarter Highlights
•First quarter 2022 total net sales totaled $4.2 billion, down 1% on an operational basis compared to Q1 2021 results, and performed better than expectations, driven by solid performance across our segments—Developed Markets, Emerging Markets, JANZ (Japan, Australia and New Zealand), and Greater China.
•Brands performed better than expectations, driven by products such as Lipitor®, Effexor® and Perforomist®.
•Complex generics and biosimilars grew by 21% on an operational basis compared to Q1 2021 results, largely driven by our generic Restasis launch in February 2022, partially offset by competition in select complex generics products. Revenues from the biosimilars portfolio to be contributed to Biocon Biologics totaled approximately $169 million in the quarter.
•Generics, which include diversified product forms such as extended-release oral solids, injectables, transdermals and topicals, performed in line with expectations.
•The Company generated approximately $120 million in new product revenues (as defined in "Certain Key Terms" below) primarily driven by the launch of generic Restasis and interchangeable Semglee® in the U.S., and is on track to achieve approximately $600 million in new product revenues in 2022.
•The Company generated $1.07 billion of free cash flow, primarily driven by solid U.S. GAAP net cash provided by operating activities of $1.14 billion and the timing of planned capital expenditures.
•Viatris paid a quarterly cash dividend of twelve cents ($0.12) per share on the Company's issued and outstanding common stock on March 16, 2022. On May 5, 2022, the Company's Board of Directors declared a quarterly dividend of twelve cents ($0.12) per share on the Company’s issued and outstanding common stock, which will be payable on June 16, 2022 to shareholders of record as of the close of business on May 24, 2022.
•The Company paid down approximately $840 million in short-term debt and is targeting approximately $2 billion in debt repayment in 2022. The Company remains fully committed to maintaining its investment grade credit rating.
•The ongoing conflict between Russia and Ukraine did not have a material impact on our business during the first quarter of 2022 and combined total revenues for both countries were less than 1% of consolidated total revenues during the three months ended March 31, 2022. However, trade controls, sanctions, supply chain and staffing challenges and other economic considerations related to the conflict have impacted our operations in these markets and may negatively impact our financial results in future periods. In addition, a significant escalation or expansion of the conflict’s current scope may have a negative impact on our operations and financial results in future periods.
2022 Financial Guidance
The Company is not providing forward-looking guidance for U.S. GAAP net earnings or a quantitative reconciliation of its 2022 adjusted EBITDA guidance to the most directly comparable U.S. GAAP measure, U.S. GAAP net earnings, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, such as changes to contingent consideration and certain other gains or losses, as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. U.S. GAAP net cash provided by operating activities for 2022 is estimated to be between $3.2 billion and $3.4 billion.

(In billions)	Range
Total Revenues	$17.0 - $17.5
Adjusted EBITDA (1)	$5.8 - $6.2
Free Cash Flow (1)	$2.5 - $2.9
(1)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.

Conference Call and Earnings Materials
Viatris Inc. will host a conference call and live webcast, today at 8:30 a.m. ET, to review the Company's financial results for the first quarter ended March 31, 2022. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 866.342.8591 or 203.518.9713 for international callers (ID#: VTRSQ122). The "Viatris Q1 Earnings Presentation", which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.
Certain Key Terms
New product sales, new product launches or new product revenues refer to revenue from new products launched in 2022 and the carryover impact of new products, including business development, launched within the last twelve months.
Operational change refers to constant currency percentage change and is derived by translating amounts for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales, revenues and adjusted EBITDA to the corresponding amount in the prior year.

Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("U.S. GAAP"). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other expense (income), net, adjusted effective tax rate, constant currency total revenues, constant currency net sales and constant currency adjusted EBITDA are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Viatris Inc. ("Viatris" or the "Company"). Free cash flow refers to U.S. GAAP net cash provided by operating activities, less capital expenditures. Adjusted EBITDA margin refers to adjusted EBITDA divided by total revenues. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company's underlying operational results and true business performance and, is used, in part, for management's incentive compensation. We also report sales performance using the non-GAAP financial measures of "constant currency", also referred to herein as "operational change", total revenues, net sales and adjusted EBITDA. These measures provide information on the change in total revenues, net sales and adjusted EBITDA assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales, total revenues and adjusted EBITDA performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities, and believe that this presentation also provides useful information to investors for the same reason. The "Summary of Total Revenues by Segment" table below compares net sales on an actual and constant currency basis for each reportable segment for the quarters ended March 31, 2022 and 2021 as well as for total revenues. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of Non-GAAP financial measures refer to Management's Discussion and Analysis of Financial Condition and Results of Operations--Use of Non-GAAP Financial Measures section of Viatris’ Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

About Viatris
Viatris Inc. (NASDAQ: VTRS) is a new kind of healthcare company, empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris' portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines, a portfolio of biosimilars and a variety of over-the-counter consumer products. With a global workforce of approximately 37,000, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.
Contacts
Media:
+1.724.514.1968
Communications@viatris.com

Jennifer Mauer
Head of Global Communications and Corporate Brand
Jennifer.Mauer@viatris.com
Investors:
+1.724.514.1813
InvestorRelations@viatris.com

Bill Szablewski
Head of Capital Markets
William.Szablewski@viatris.com

Forward-looking Statements
This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, 2022 financial guidance; Viatris remains on track for 2022 target of $600 million in new product revenue; confirms Biocon Biologics Transaction on track for second half 2022 close; on track for 2022 target of approximately $2 billion debt paydown and maintains commitment to investment grade rating; Viatris also announced that its Board of Directors declared a quarterly dividend of twelve cents ($0.12) for each issued and outstanding share of the company’s common stock; the dividend is payable on June 16, 2022, to shareholders of record at the close of business on May 24, 2022; that we are off to a good start for 2022 with strong first quarter results in line with our expectations across all key financial metrics; we are making good progress on our reshaping initiatives to unlock value, free up capital, and generate substantial cash flows to position the company as a high-value global business for the long term; our strong results this quarter reflect our focused business execution on all fronts; we delivered on key launches across our segments, positioning the company to be on track to achieve approximately $600 million in new product revenue for the year; our transaction with Biocon Biologics is progressing, and we are well positioned to close in the second half of 2022; this puts us firmly on track with our 2022 debt paydown target of approximately $2 billion which supports the investment grade rating we are committed to maintaining; we believe the momentum we see in the business positions us well for the remainder of 2022; trade controls, sanctions, supply chain and staffing challenges and other economic considerations related to the conflict between Russia and Ukraine have impacted our operations in these markets and may negatively impact our financial results in future periods; in addition, a significant escalation or expansion of the conflict’s current scope may have a negative impact on our operations and financial results in future periods; statements about the pending transaction between Viatris and Biocon Biologics Limited (“Biocon Biologics”) pursuant to which Viatris will contribute its biosimilars portfolio to Biocon Biologics (the “Biocon Biologics Transaction”), statements about the transaction pursuant to which Mylan N.V. (“Mylan”) combined with Pfizer Inc.’s Upjohn business (the “Upjohn Business”) in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. became the parent entity of the combined Upjohn Business and Mylan business and was renamed “Viatris Inc.”, the benefits and synergies of the Combination or our global restructuring program, future opportunities for the Company and its products and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the integration of Mylan and the Upjohn Business or the implementation of the Company’s global restructuring program being more difficult, time consuming or costly than expected; the pending Biocon Biologics Transaction may not achieve its intended benefits; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination or its global restructuring program within the expected timeframe or at all; the possibility that the Company may be unable to successfully integrate Mylan and the Upjohn Business or implement its global restructuring program; operational or financial difficulties or losses associated with the Company’s reliance on agreements with Pfizer in connection with the Combination, including with respect to transition services; the possibility that the Company may be unable to achieve all intended benefits of its strategic initiatives; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; the Company’s failure to achieve expected or targeted future financial and operating performance and results; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of potential tax reform in the U.S.); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the Combination; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this release or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this release other than as required by law.

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Net sales	$4,178.2	$4,400.1
Other revenues	13.5	30.2
Total revenues	4,191.7	4,430.3
Cost of sales	2,420.5	3,303.0
Gross profit	1,771.2	1,127.3
Operating expenses:
Research and development	142.3	184.1
Selling, general and administrative	915.3	1,186.5
Litigation settlements and other contingencies, net	6.2	22.9
Total operating expenses	1,063.8	1,393.5
Earnings (loss) from operations	707.4	(266.2)
Interest expense	146.2	169.0
Other expense, net	33.7	6.1
Earnings (loss) before income taxes	527.5	(441.3)
Income tax provision	128.3	596.3
Net earnings (loss)	$399.2	$(1,037.6)
Earnings (loss) per share attributable to Viatris Inc. shareholders
Basic	$0.33	$(0.86)
Diluted	$0.33	$(0.86)
Weighted average shares outstanding:
Basic	1,210.5	1,207.5
Diluted	1,213.1	1,207.5

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

	March 31, 2022	December 31, 2021
ASSETS
Assets
Current assets:
Cash and cash equivalents	$752.4	$701.2
Accounts receivable, net	4,093.9	4,266.4
Inventories	3,797.3	3,977.7
Prepaid expenses and other current assets	1,763.6	1,957.6
Assets held for sale	1,337.1	—
Total current assets	11,744.3	10,902.9
Intangible assets, net	25,251.8	26,134.2
Goodwill	10,978.8	12,113.7
Other non-current assets	5,492.0	5,692.0
Total assets	$53,466.9	$54,842.8
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$2,606.1	$1,877.5
Liabilities held for sale	277.7	—
Other current liabilities	6,759.1	8,006.9
Long-term debt	18,762.5	19,717.1
Other non-current liabilities	4,613.8	4,748.6
Total liabilities	33,019.2	34,350.1
Shareholders' equity	20,447.7	20,492.7
Total liabilities and equity	$53,466.9	$54,842.8

Viatris Inc. and Subsidiaries
Key Product Net Sales, on a Consolidated Basis
(Unaudited)

	Three months ended March 31,
(In millions)	2022	2021
Select Key Global Products
Lipitor ®	$440.1	$464.6
Norvasc ®	207.8	227.7
Lyrica ®	171.7	187.8
Viagra ®	129.8	139.6
EpiPen® Auto-Injectors	88.8	103.7
Celebrex ®	85.2	89.0
Effexor ®	77.5	76.6
Creon ®	74.7	69.9
Zoloft ®	73.1	76.6
Xalabrands	53.0	57.9

Select Key Segment Products
Dymista ®	$44.0	$40.3
Yupelri ®	43.7	36.9
Amitiza ®	41.8	45.9
Xanax ®	40.0	45.1
____________
(a)    The Company does not disclose net sales for any products considered competitively sensitive.
(b)    Products disclosed may change in future periods, including as a result of seasonality, competition or new product launches.
(c)    Amounts for the three months ended March 31, 2022 include the unfavorable impact of foreign currency translations compared to the prior year period.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited; in millions)

Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings
Below is a reconciliation of U.S. GAAP net earnings (loss) to adjusted net earnings for the three months ended March 31, 2022 compared to the prior year period:

	Three Months Ended March 31,
(In millions)	2022	2021
U.S. GAAP net earnings (loss)	$399.2	$(1,037.6)
Purchase accounting related amortization (primarily included in cost of sales)	658.9	1,255.0
Litigation settlements and other contingencies, net	6.2	22.9
Interest expense (primarily amortization of premiums and discounts on long term debt)	(13.7)	(13.3)
Clean energy investments pre-tax (gain) loss	(0.1)	17.9
Acquisition related costs (primarily included in SG&A) (a)	84.7	59.8
Restructuring related costs (b)	16.8	315.4
Share-based compensation expense	28.3	32.7
Other special items included in:
Cost of sales (c)	41.0	86.7
Research and development expense	0.3	14.7
Selling, general and administrative expense	7.4	19.3
Other expense, net	(1.5)	—
Tax effect of the above items and other income tax related items (d)	(102.2)	342.9
Adjusted net earnings	$1,125.3	$1,116.4
____________
Significant items include the following:
(a)    Acquisition related costs consist primarily of transaction costs including legal and consulting fees and integration activities.
(b)    For the three months ended March 31, 2022, charges include approximately $13.1 million in cost of sales and approximately $3.7 million in SG&A.
(c)    For the three months ended March 31, 2022, charges include incremental manufacturing variances at plants in the 2020 restructuring program of approximately $31.3 million.
(d)     Adjusted for changes for uncertain tax positions and for certain impacts of the Combination.

Reconciliation of U.S. GAAP Net Earnings (Loss) to EBITDA and Adjusted EBITDA

Below is a reconciliation of U.S. GAAP net earnings (loss) to EBITDA and adjusted EBITDA for the three months ended March 31, 2022 compared to the prior year period:

	Three Months Ended
	March 31,
(In millions)	2022	2021
U.S. GAAP net earnings (loss)	$399.2	$(1,037.6)
Add / (deduct) adjustments:
Net contribution attributable to equity method investments	(0.1)	17.9
Income tax provision	128.3	596.3
Interest expense (a)	146.2	169.0
Depreciation and amortization (b)	736.0	1,422.5
EBITDA	$1,409.6	$1,168.1
Add adjustments:
Share-based compensation expense	28.3	32.7
Litigation settlements and other contingencies, net	6.2	22.9
Restructuring, acquisition related and other special items (c)	142.2	412.9
Adjusted EBITDA	$1,586.3	$1,636.6
____________
(a)    Includes amortization of premiums and discounts on long-term debt.
(b)    Includes purchase accounting related amortization.
(c)    See items detailed in the Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings.

Summary of Total Revenues by Segment

	Three Months Ended
	March 31,
(In millions, except %s)	2022	2021	% Change	2022 Currency Impact (1)	2022 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$2,476.1	$2,571.6	(4)%	$89.1	$2,565.2	—%
Greater China	573.1	591.9	(3)%	(8.1)	565.0	(5)%
JANZ	423.8	481.9	(12)%	37.8	461.6	(4)%
Emerging Markets	705.2	754.7	(7)%	51.5	756.6	—%
Total net sales	$4,178.2	$4,400.1	(5)%	$170.3	$4,348.4	(1)%

Other revenues (3)	13.5	30.2	nm	0.5	14.0	nm
Consolidated total revenues (4)	$4,191.7	$4,430.3	(5)%	$170.8	$4,362.4	(1)%
____________
(1)    Currency impact is shown as unfavorable (favorable).
(2)    The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)For the three months ended March 31, 2022, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $6.3 million, $0.9 million, and $6.3 million, respectively.
(4)Amounts exclude intersegment revenue which eliminates on a consolidated basis.

Reconciliation of Income Statement Line Items
(Unaudited; in millions, except %s)

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP cost of sales	$2,420.5	$3,303.0
Deduct:
Purchase accounting related amortization	(658.8)	(1,255.0)
Acquisition related items	(9.0)	(2.5)
Restructuring related costs	(13.1)	(167.8)
Share-based compensation expense	(0.3)	(0.6)
Other special items	(41.0)	(86.7)
Adjusted cost of sales	$1,698.3	$1,790.4

Adjusted gross profit (a)	$2,493.4	$2,639.9

Adjusted gross margin (a)	59%	60%

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP R&D	$142.3	$184.1
Deduct:
Acquisition related costs	(2.0)	(0.1)
Restructuring and related costs	—	(6.4)
Share-based compensation expense	(1.4)	(1.1)
Other special items (b)	(0.3)	(14.7)
Adjusted R&D	$138.6	$161.8

Adjusted R&D as % of total revenues	3%	4%

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP SG&A	$915.3	$1,186.5
Deduct:
Acquisition related costs	(73.8)	(57.2)
Restructuring and related costs	(3.7)	(141.2)
Purchase accounting amortization and other related items	(0.1)	—
Share-based compensation expense	(26.5)	(31.0)
Other special items and reclassifications	(7.4)	(19.3)
Adjusted SG&A	$803.8	$937.8

Adjusted SG&A as % of total revenues	19%	21%

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP total operating expenses	$1,063.8	$1,393.5
Deduct:
Litigation settlements and other contingencies, net	(6.2)	(22.9)
R&D adjustments	(3.7)	(22.3)
SG&A adjustments	(111.5)	(248.7)
Adjusted total operating expenses	$942.4	$1,099.6

Adjusted earnings from operations (c)	$1,551.0	$1,540.3

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP interest expense	$146.2	$169.0
Add / (Deduct):
Interest expense related to clean energy investments	—	(0.2)
Accretion of contingent consideration liability	(2.0)	(2.5)
Amortization of premiums and discounts on long-term debt	16.8	17.3
Other special items	(1.1)	(1.3)
Adjusted interest expense	$159.9	$182.3

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP other expense, net	$33.7	$6.1
Add / (Deduct):
Clean energy investments pre-tax (gain) loss (d)	0.1	(17.9)
Other items	1.5	—
Adjusted other expense (income), net	$35.3	$(11.8)

	Three Months Ended
	March 31,
	2022	2021
U.S. GAAP earnings (loss) before income taxes	$527.5	$(441.3)
Total pre-tax non-GAAP adjustments	828.3	1,811.1
Adjusted earnings before income taxes	$1,355.8	$1,369.8

U.S. GAAP income tax provision	$128.3	$596.3
Adjusted tax expense (benefit)	102.2	(342.9)
Adjusted income tax provision	$230.5	$253.4

Adjusted effective tax rate	17.0%	18.5%
___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Beginning in 2022, upfront and milestone-related R&D expenses related to collaboration and licensing arrangements are no longer excluded from adjusted net earnings and adjusted EBITDA. This change had no impact on the three months ended March 31, 2022. For all prior periods presented, these expenses and payments were excluded from adjusted net earnings and adjusted EBITDA. Prior period adjusted net earnings and adjusted EBITDA have not been recast to reflect this change in policy because the excluded amount was approximately $0.5 million and is considered immaterial.
(c)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.
(d)Adjustment represents exclusion of activity related to Viatris' clean energy investments, the activities of which qualify for income tax credits under section 45 of the U.S. Internal Revenue Code of 1986, as amended.

Reconciliation of Estimated 2022 GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited; in millions)
A reconciliation of the estimated 2022 GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

Estimated GAAP Net Cash provided by Operating Activities	$3,200 - $3,400

Less: Capital Expenditures	$(525) - $(675)

Free Cash Flow	$2,500 - $2,900